Exhibit 99.1

PRELIMINARY COPY

PROXY

HYDE PARK ACQUISITION CORP. II

500 Fifth Avenue, 50th Floor

New York, NY 10110

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF HYDE PARK ACQUISITION CORP. II

The undersigned appoints Laurence S. Levy and Edward Levy, and each of them, with full power to act without the others, as proxies, each with the power to appoint a substitute, for the undersigned in connection with the Special Meeting of Stockholders (the “Special Meeting”) of Hyde Park Acquisition Corp. II (“Hyde Park”) to be held on                     , 2014, or any postponement or adjournment thereof. The undersigned hereby authorizes each of such proxies to represent the undersigned at the Special Meeting and to vote, as designated on the reverse side, all shares of Hyde Park common stock which are held of record by the undersigned on the record date for the Special Meeting.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1 AND 2. THE HYDE PARK BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

HYDE PARK MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE HYDE PARK BOARD OF DIRECTORS.

(Continued and to be dated and signed on reverse side)

PRELIMINARY COPY

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED BELOW. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS NUMBERED 1 AND 2 BELOW. THE BOARD OF DIRECTORS OF HYDE PARK ACQUISITION CORP. II (“HYDE PARK”) UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF SUCH PROPOSALS.

1.	MERGER PROPOSAL — To adopt, and approve the transactions contemplated by, the Merger Agreement, dated as of November 27, 2013, among Hyde Park, HPAC Merger Sub, Santa Maria Energy, SME Merger Sub and Santa Maria Energy Corporation..	FOR ☐	AGAINST ☐	ABSTAIN ☐

	If you voted “FOR” or “AGAINST” Proposal Number 1 and you hold shares of Hyde Park common stock issued in Hyde Park’s initial public offering, you may exercise your conversion rights and demand that Hyde Park convert your shares of common stock into a pro rata portion of the trust account. To properly exercise your conversion rights, you must (a) affirmatively vote “FOR” or “AGAINST” Proposal Number 1, (b) demand that Hyde Park convert your shares into cash no later than the close of the vote on the merger proposal by marking the “I Hereby Exercise My Conversion Rights” box to the right or submitting a demand in writing to Hyde Park’s chief executive officer, and (c) deliver your stock to Hyde Park’s transfer agent physically or electronically using The Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the Special Meeting. Even if you properly exercise your conversion rights, you will only be entitled to receive cash for these shares if the merger is completed. If you exercise your conversion rights and the merger is completed, then you will be exchanging your shares of Hyde Park common stock for cash and will no longer own your shares.	I HEREBY EXERCISE MY CONVERSION RIGHTS	☐

2.	ADJOURNMENT PROPOSAL — To adopt a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt the merger proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, please sign in the full name of such corporation by an authorized officer. If the stockholder is a partnership or limited liability company, please sign in the full name of such entity by an authorized person.